RGS Energy Announces Strategy to Exit Large Commercial Business

LOUISVILLE, CO, September 30, 2014 – RGS Energy (NASDAQ:RGSE), the “Company” or “RGS”, a nationwide provider of turnkey solar energy solutions for residential and commercial customers, announced today its strategy to focus on its core residential solar engineering, procurement and construction business. To provide greater financial resources for its Residential and Sunetric business segments, the Company decided today to exit its legacy, large commercial business segment. The Company will present the results of its commercial business segment as Discontinued Operations in its Report on Form 10-Q for the quarter ended September 30, 2014 and for prior periods.

Dennis Lacey, RGS’ CEO, stated: “As we believe our best opportunity for improved future financial performance rests with our Residential and Sunetric business segments, we have made the strategic decision to exit the large commercial business segment. This decision will have a positive impact upon our future cash from operations as well as improving the Company’s profit margin. We are taking actions to monetize the value of this business segment. We will complete our existing large commercial construction contracts in progress in the ordinary course of business in the coming months. Although we will no longer be pursuing large solar commercial projects, we will continue in our Residential and Sunetric business segments to operate in the small commercial solar customer segment, generally under 200kW in size. For instance, oftentimes our Residential solar customers own a small business and we also provide solar solutions for their business facilities. We believe the small commercial segment is an opportunity for future profitable growth.”

About RGS Energy

RGS Energy (NASDAQ: RGSE) is one of the nation’s pioneering solar energy companies serving commercial and residential customers. Beginning with one of the very first photovoltaic panels sold to the public in the U.S. in 1978, the Company has installed more than 22,500 solar power systems representing over 235 megawatts of 100% clean renewable energy. RGS Energy makes it very convenient for customers to save on their energy bill by providing a comprehensive solar solution, from design, financing, permitting and installation to ongoing monitoring, maintenance and support.

As one of the nation’s largest and most experienced solar power players, the Company has 14 offices across the West, the Northeast and Hawaii. For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. RGS Energy is a trade name and RGS Energy makes filings with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While RGS Energy believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the effect of exiting the legacy, large commercial business segment on RGS Energy’s financial performance and results RGS Energy’s ability to successfully develop and manage an in-house residential leasing program, introduction of new products and services,

833 W. South Boulder Road, Louisville, CO 80027    |    tel. 888.567.6527    |    fax 303.222.8323    |    RGSEnergy.com

completion and integration of acquisitions, ability to attract and retain an adequate sales force, customer contract disputes, possibility of negative impact from weather conditions, possibility of negative economic conditions and other risks and uncertainties included in RGS Energy’s filings with the Securities and Exchange Commission. RGS Energy assumes no duty to update any forward-looking statements.

Media and Investor Relations Contact

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Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

833 W. South Boulder Road, Louisville, CO 80027    |    tel. 888.567.6527    |    fax 303.222.8323    |    RGSEnergy.com